UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: January 24, 2017

SMARTFINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37661	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2017, SmartFinancial, Inc., a Tennessee corporation (the “Company”) and certain selling shareholders, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. as representative of the underwriters listed on Schedule I (the “Underwriters”) to the Underwriting Agreement, for the issuance and sale of 1,770,084 shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), of which 170,084 shares will be sold by certain selling shareholders, for an aggregate purchase price of $34,074,117, or $19.25 per share, less underwriting discounts and commissions. Of the aggregate purchase price, SmartFinancial is expected to receive net proceeds of approximately $28,952,000, and selling shareholders are expected to receive net proceeds of approximately $3,077,670, after deducting underwriting discounts and commissions. The Company also has granted the Underwriters a 30-day option to purchase an additional 240,000 shares of Common Stock at the public offering price, less underwriting discounts solely to cover over-allotments, if any.

Pursuant to the Underwriting Agreement, the Company and its directors and executive officers have entered into 180-day “lock-up” agreements with respect to sales of shares of Common Stock, subject to customary exceptions. The form of this agreement is attached to the Underwriting Agreement.

The Underwriting Agreement contains representations, warranties and covenants customary in agreements of this type. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Common Stock in the offering is not a representation that there has not been any change in the condition of the Company. The Company also agreed to indemnify the Underwriters against certain liabilities arising out of or in connection with the sale of Common Stock in the offering.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. Butler Snow LLP, counsel to the Company, delivered an opinion as to the validity of the shares of Common Stock, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

The offering and sale of the Common Stock is being made pursuant to a prospectus supplement and base prospectus that was filed as a part of the Company’s Registration Statement on Form S-3 (File No. 333-214802) under the Securities Act of 1933, as amended, which registration statement was filed with the U.S. Securities and Exchange Commission and became effective on January 9, 2017. The offering is expected to close on or around January 30, 2017.

Item 8.01	Other Events.

On January 25, 2017, the Company issued a press release related to the pricing of the Common Stock. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, by and among SmartFinancial, Inc., certain selling shareholders, and Raymond James & Associates, Inc., dated January 24, 2017

5.1	Opinion of Butler Snow LLP

23.1	Consent of Butler Snow LLP (included in Exhibit 5.1)

99.1	Press Release dated January 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: January 25, 2017
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer